SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2003

ANDRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31475	65-1013859

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Orange Drive, Davie, Florida	33314

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (954) 584-0300

ANDRX CORPORATION

FORM 8-K

CURRENT REPORT

Item 5. Other Events

On March 20, 2003, the Board of Directors of Andrx Corporation (the “Company”) adopted a Stockholder Rights Plan and, in connection therewith, declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of the Company’s Andrx Group common stock. The press release dated March 21, 2003, announcing this action, is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Exhibits

4.3	Rights Agreement, dated as of March 20, 2003, between Andrx Corporation and American Stock Transfer & Trust Company, as rights agent.

99.1	Press Release dated March 21, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2003	ANDRX CORPORATION

By: /s/Scott Lodin

Scott Lodin Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.3	Rights Agreement, dated as of March 20, 2003, between Andrx Corporation and American Stock Transfer & Trust Company, as rights agent.

99.1	Press Release dated March 21, 2003.

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